                                                                     EXHIBIT 4.3

                            P.H. GLATFELTER COMPANY
                              401(K) SAVINGS PLAN


                           EFFECTIVE OCTOBER 1, 1995

                               TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

"Account"..................................................................  2
        "Matching Contribution Account"....................................  2
        "Profit Sharing Account"...........................................  2
        "Rollover Account".................................................  2
        "Salary Reduction Account".........................................  2
        "Actual Deferral Percentage".......................................  3
"Affiliated Company".......................................................  3
"Age"......................................................................  4
"Average Actual Deferral Percentage".......................................  4
"Average Contribution Percentage"..........................................  4
Benefit Accrual Period"....................................................  4
"Benefit Commencement Date"................................................  4
"Board of Directors".......................................................  4
"Bonus Payment"............................................................  4
"Break in Service".........................................................  4
"Code".....................................................................  4
"Committee"................................................................  4
"Company"..................................................................  4
"Compensation".............................................................  5
"Contribution Percentage"..................................................  6
"Covered Employee".........................................................  7
"Effective Date"...........................................................  7
"Eligible Employee"........................................................  7
"Employee".................................................................  7
"Employment Commencement Date".............................................  8
"ERISA"....................................................................  8
"Fund".....................................................................  8
"Highly Compensated Eligible Employee".....................................  8
"Highly Compensated Employee"..............................................  8
"Hour of Service"..........................................................  9
"Investment Medium"........................................................ 11
"Limitation Year".......................................................... 11
"Matching Contributions"................................................... 11
"Normal Retirement Age".................................................... 11
"Normal Retirement Date"................................................... 11
"Participant".............................................................. 11
"Participating Company".................................................... 11
"Plan"..................................................................... 11
"Plan Year"................................................................ 11
"Prior Plans".............................................................. 11
"Profit Sharing Contributions"............................................. 12
"Profit Sharing Participant"............................................... 12
"Required Beginning Date".................................................. 12
"Rollover Contributions"................................................... 12

                                                                          PAGE
                                                                          ----

"Salary Reduction Contributions"........................................... 12
"Separation from Service".................................................. 12
"Trust Agreement".......................................................... 12
"Trustee".................................................................. 12
"Valuation Date"........................................................... 12
"Year of Eligibility Service".............................................. 12
"Year of Service".......................................................... 12

                                  ARTICLE II

                          ELIGIBILITY TO PARTICIPATE
                          --------------------------

2.1     Rights Affected.................................................... 13
2.2     Year of Eligibility Service........................................ 13
2.3     Eligibility to Participate - Salary Reduction Contributions........ 13
2.4     Election to Make Salary Reduction Contributions.................... 14
2.5     Participation in Matching Contributions............................ 14
2.6     Eligibility to Participate - Profit Sharing
            Contributions.................................................. 14
2.7     Participation in Profit Sharing Contributions...................... 14
2.8     Data............................................................... 14

                                  ARTICLE III

                           CONTRIBUTIONS TO THE PLAN
                           -------------------------

3.1     Salary Reduction Contributions..................................... 15
3.2     Change of Percentage Rate.......................................... 15
3.3     Discontinuance of Salary Reduction Contributions................... 16
3.4     Matching Contribution.............................................. 16
3.5     Profit Sharing Contribution........................................ 16
3.6     Timing and Deductibility of Contributions.......................... 17
3.7     Fund............................................................... 17
3.8     Limitation on Salary Reduction Contributions and
            Matching Contributions......................................... 18
3.9     Prevention of Violation of Limitation on Salary
            Reduction Contributions and Matching Contributions............. 20
3.10     Maximum Allocation................................................ 24

                                  ARTICLE IV

                            PARTICIPANTS' ACCOUNTS
                            ----------------------

4.1     Accounts........................................................... 26
4.2     Valuation.......................................................... 26
4.3     Apportionment of Gain or Loss...................................... 26
4.4     Accounting for Allocations......................................... 26

                                   ARTICLE V

                                 DISTRIBUTION
                                 ------------
                                                                          PAGE
                                                                          ----

5.1     General............................................................ 27
5.2     Separation from Service............................................ 27
5.3     Death.............................................................. 27
5.4     Valuation for Distribution......................................... 27
5.5     Timing of Distribution............................................. 27
5.6     Mode of Distribution............................................... 29
5.7     Beneficiary Designation............................................ 30
5.8     Recalculation of Life Expectancy................................... 32
5.9     Direct Rollover of Account to Other Plan........................... 32
5.10    Other Distributions................................................ 33

                                  ARTICLE VI

                                    VESTING
                                    -------

6.1     Nonforfeitable Amounts............................................. 35
6.2     Years of Service for Vesting....................................... 35
6.3     Breaks in Service and Loss of Service.............................. 35
6.4     Restoration of Service............................................. 36
6.5     Forfeitures and Restoration of Forfeited Amounts
            upon Reemployment.............................................. 37

                                  ARTICLE VII

                     ROLLOVER CONTRIBUTIONS AND TRANSFERS
                     ------------------------------------

7.1     Rollover Contributions............................................. 39
7.2     Transfers from Hourly Plan......................................... 40

                                 ARTICLE VIII

                                  WITHDRAWALS
                                  -----------

8.1     Emergency and Financial Hardship Withdrawals....................... 41
8.2     Other Withdrawals.................................................. 45
8.3     Amount and Payment of Withdrawals.................................. 45
8.4     Withdrawals Not Subject to Replacement............................. 46
8.5     Pledged Amounts.................................................... 46
8.6     Investment Medium to be Charged with Withdrawal.................... 46

                                  ARTICLE IX

                             LOANS TO PARTICIPANTS
                             ---------------------

9.1     Loan Application................................................... 47
9.2     Loan Approval...................................................... 47
9.3     Amount of Loan..................................................... 47

                                                                          PAGE
                                                                          ----

9.4     Terms of Loan...................................................... 48
9.5     Enforcement........................................................ 49
9.6     Additional Rules................................................... 49

                                   ARTICLE X

                                ADMINISTRATION
                                --------------

10.1     Committee......................................................... 51
10.2     Duties and Powers of Committee.................................... 51
10.3     Functioning of Committee.......................................... 52
10.4     Disputes.......................................................... 52
10.5     Indemnification................................................... 53

                                  ARTICLE XI

                                   THE FUND
                                   --------

11.1 Designation of Trustee.  ............................................. 54
11.2 Exclusive Benefit..................................................... 54
11.3 No Interest in Fund................................................... 54
11.4 Trustee............................................................... 54
11.5 Investments and Voting of Shares...................................... 54

                                  ARTICLE XII

                    AMENDMENT OR TERMINATION OF THE PLAN
                    ------------------------------------

12.1 Power of Amendment and Termination.................................... 56
12.2 Merger................................................................ 56

                                 ARTICLE XIII

                             TOP-HEAVY PROVISIONS
                             --------------------

13.1 General............................................................... 57
13.2 Definitions........................................................... 57
13.3 Minimum Contribution for Non-Key Employees............................ 60
13.4  Social Security...................................................... 61
13.5 Adjustment to Maximum Benefit Limitation.............................. 61

                                  ARTICLE XIV

                              GENERAL PROVISIONS
                              ------------------

14.1  No Employment Rights................................................. 63
14.2  Governing Law........................................................ 63
14.3  Severability of Provisions........................................... 63
14.4  No Interest in Fund.................................................. 63
14.5  Spendthrift Clause................................................... 63
14.6  Incapacity........................................................... 63

                                                                          PAGE
                                                                          ----

14.7  Withholding.......................................................... 64
14.8  Missing Persons...................................................... 64

                                  ARTICLE XVI

                          RIGHTS OF ALTERNATE PAYEES
                          --------------------------

15.1 General............................................................... 65
15.2 Distribution.......................................................... 65
15.3 Withdrawals........................................................... 65
15.4 Death Benefits........................................................ 66
15.5 Investment Direction.................................................. 66

SCHEDULE A
                 MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLE

     WHEREAS, P. H. Glatfelter Company (the "Company") sponsors the Profit Sharing Plan of P. H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Salaried Group), the Profit Sharing Plan of P. H. Glatfelter Company (Corporate Group), the Profit Sharing Plan of P. H. Glatfelter Company (Neenah Salaried Group), and the Profit Sharing Plan of P. H. Glatfelter Company (Ecusta Salaried Group) (collectively, the "Prior Plans") and

     WHEREAS, P. H. Glatfelter Company wishes to adopt a written profit sharing plan, effective October 1, 1995, for certain of its employees and employees of participating companies formerly covered under the Prior Plans, which plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 and with the Internal Revenue Code of 1986, as amended and wishes to merge the Prior Plans into this new plan effective October 1, 1995;

     NOW, THEREFORE, effective October 1, 1995, the P.H. Glatfelter Company 401(k) Savings Plan is established as hereinafter set forth and the Prior Plans are merged into the P.H. Glatfelter Company 401(k) Savings Plan:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


     Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

     "Account" means the entries maintained in the records of the Trustee which
      -------
represent the Participant's interest in the Fund. The term "Account" shall refer, as the context indicates, to any or all of the following:

     "Matching Contribution Account" -- the Account to which are credited
      -----------------------------
Matching Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

     "Profit Sharing Account" -- the Account to which are credited Profit
      ----------------------
Sharing Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. Nonelective Contributions credited to a Participant's account under a Prior Plan before October 1, 1995 are credited to the Participant's "Nonelective
                                                          -----------
Contributions Account", along with earnings, losses and expenses attributable
---------------------
thereto and adjustments for withdrawals and distributions. As used in the Plan, Profit Sharing Account includes the Participant's Nonelective Contributions Account, unless stated otherwise.

     "Rollover Account" -- the Account to which are credited a Participant's
      ----------------
Rollover Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

     "Salary Reduction Account" -- the Account to which are credited a
      ------------------------
Participant's Salary Reduction Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto. Elective Contributions credited to a Participant's account under a Prior Plan before October 1, 1995 are credited to the Participant's "Elective Contributions
                                                          ----------------------
Account", along with earnings, losses and expenses attributable thereto and
-------
adjustments for withdrawals and distributions. As used in the Plan, Salary Reduction Account includes the Participant's Elective Contributions Account, unless stated otherwise.

     "Actual Deferral Percentage" means, for any Eligible Employee for a given
      --------------------------
Plan Year, the ratio of:

     (a)  the sum of:

     (1) such Eligible Employee's Salary Reduction Contributions for the Plan Year, plus

     (2) in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company, plus

     (3) at the election of the Committee, any portion of the Eligible
Employee's Matching Contributions   required or permitted to be taken into
account under section 401(k) of the Code and the regulations issued thereunder, plus

     (4) at the election of the Committee, any portion of the Profit Sharing Contributions allocated to an Eligible Employee's Account and required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder; to

     (b) the Eligible Employee's Compensation for the Plan Year.

     "Affiliated Company" means, with respect to any Participating Company, (a)
      ------------------
any corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes such Participating Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with such Participating Company, as determined under section 414(c) of the Code; and (d) any other organization or entity which is required to be aggregated with the Participating Company under section 414(o) of the Code and regulations issued thereunder. "50% Affiliated Company" means an Affiliated Company, but
                     ----------------------
determined with "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code, when applying sections 414(b) and (c) of the Code.

     "Age" means, for any individual, his age on his last birthday, except that
      ---
an individual attains Age 59 1/2 or Age 70 1/2 on the corresponding date in the sixth calendar month following the month in which his 59th or 70th (respectively) birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

     "Average Actual Deferral Percentage" means, for a specified group of
      ----------------------------------
Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

     "Average Contribution Percentage" means, for a specified group of Eligible
      -------------------------------
Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

     "Benefit Accrual Period" means, with respect to any Participant, the
      ----------------------
portion of a Plan Year that begins on the later of January 1 or the date on which he becomes an Eligible Employee and ends on the earliest of December 31, the date on which he ceases to be an Eligible Employee but continues to be an Employee, the date he retires under a qualified pension plan of the Company, or the date he dies.

     "Benefit Commencement Date" means, for any Participant or beneficiary, the
      -------------------------
date as of which the first benefit payment, including a single sum, from the Participant's Account is due.

     "Board of Directors" means the board of directors of the P.H. Glatfelter
      ------------------
Company or its delegate.

     "Bonus Payment" means a cash distribution under the Company's various non-
      -------------
qualified profit sharing and incentive programs.

     "Break in Service" means, for any Employee, any Plan Year described in
      ----------------
Section 6.3.

     "Code" means the Internal Revenue Code of 1986, as amended, and any
      ----
regulations issued thereunder.

     "Committee" means the individuals appointed as the Employee Benefits
      ---------
Committee by the Board of Directors to supervise the administration of the Plan, as provided in Article X.

     "Company" means the P. H. Glatfelter Company and its successors.
      -------

     "Compensation" means, for any Eligible Employee, for any Plan Year or
      ------------
Limitation Year, as the case may be:

     (a) For purposes of Sections 3.1 and 3.4, subject to the limitations set forth in Subsection (e) of this definition, his total compensation from a Participating Company including regular pay, premium pay, suggestion awards, holiday and vacation pay, profit-sharing payments, incentive awards, sports fees, Salary Reduction Contributions and salary deferrals under a plan described in section 125 of the Code, and excluding special allowances, educational reimbursements, moving expenses, taxable distributions from the P.H. Glatfelter Company Management Incentive Plan, imputed income on supplemental life insurance, fringe benefits, distributions under the Salary Continuation Plan, and taxable compensation attributable to awards under the P.H. Glatfelter Company 1988 Restricted Common Stock Award Plan and the P.H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan.

     (b) For purposes of Section 3.5, subject to the limitations set forth in subsection (e) of this definition, all cash compensation received during his Benefit Accrual Period of the Plan Year, excluding premium for overtime, moving expenses, severance pay, special allowances, suggestion awards, management incentive bonuses, pay in lieu of vacation, amounts paid or credited as profit sharing distributions, taxable compensation attributable to matching contributions under the P.H. Glatfelter Company Employee Stock Purchase Plan, and taxable compensation attributable to awards under the P.H. Glatfelter Company 1988 Restricted Common Stock Award Plan and the P.H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan.

     (c) for the purposes of the definitions of "Actual Deferral Percentage" and "Contribution Percentage" in this Article (except as otherwise provided in such definitions), and subject to the limitations set forth in Subsection (e) of this definition, compensation as defined in section 414(s) of the Code as determined by the Committee and applied on a uniform and consistent basis to all Eligible Employees, provided that, in the sole discretion of the Committee, Compensation may include:

     (1) Salary Reduction Contributions and other amounts excluded from gross income under section 125 (relating to cafeteria plans), 402(e)(3) (relating to section 401(k) cash or deferred plans), 402(h)(1)(B) (relating to simplified employee pensions) or 403(b) (relating to tax-deferred annuities) of the Code; and

     (2) compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code; and

     (3) employee contributions described in section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions.

     For the purpose of this Subsection (b), the Committee may elect to consider only compensation as defined above for that portion of the Plan Year during which the Employee was an Eligible Employee, provided that this election is applied uniformly to all Eligible Employees for the Plan Year.

     (d) for the purpose of Article XIII, Section 3.10, and the definition of "Highly Compensated Employee" (except as otherwise provided in such definition), the Employee's total wages as reported in the box titled "Wages, tips, other compensation" of Form W-2 (i.e. wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code), but including for the definition of "Highly Compensated Employee" amounts that are excluded from gross income under section 125 (relating to cafeteria plans), 402(e)(3) (relating to section 401(k) cash or deferred plans), 402(h)(1)(B) (relating to simplified employee pensions) or 403(b) (relating to tax-deferred annuities) of the Code, or a reasonable approximation thereof.

     (e) With respect to any Plan Year, only compensation not in excess of the amount to which the $150,000 limit of Code section 401(a)(17) has been indexed shall be taken into account, except that this Subsection (e) shall not apply for purposes of Section 3.10, Section 13.2(c), and the definition of "Highly Compensated Employee." In determining Compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants who have not attained Age 19 before the close of the Plan Year. In applying the rules of section 414(q)(6) of the Code, the limit of this Subsection (e) shall be allocated among family members in proportion to their Compensation as defined in Subsection (a) without regard to this Subsection (e).

     "Contribution Percentage" means for any Eligible Employee for a given Plan
      -----------------------
Year, the ratio of:

     (a)  the sum of

     (1) such Eligible Employee's Matching Contributions for the Plan Year (to the extent not included in such Eligible Employee's Actual Deferral Percentage for such Plan Year), plus

     (2) in the case of any Highly Compensated Eligible Employee, any employee contributions and employer matching contributions, including any elective deferrals recharacterized as employee contributions, under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company, plus

     (3) at the election of the Committee, any portion of the Eligible Employee's Profit Sharing Contributions required or permitted to be taken into account in accordance with section 401(m) of the Code and the regulations issued thereunder, plus

     (4) at the election of the Committee, any portion of the Eligible Employee's Salary Reduction Contributions for the Plan Year or elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company that may be disregarded without causing this Plan or such other qualified retirement plan to fail to satisfy the requirements of section 401(k)(3) of the Code and the regulations issued thereunder; to

     (b) The Eligible Employee's Compensation for the Plan Year.

     "Covered Employee" means any Employee who is either: (1) a salaried
      ----------------
employee or officer of the Company or a Participating Company in the Spring Grove Salaried Group, or (2) a salaried employee or officer of the Company in its Neenah, Wisconsin Group, or (3) a salaried employee or officer of the Company in its Ecusta Division, or a salaried employee of Ecusta Fibres Ltd. who is employed in its United States operations, or (4) a salaried employee or officer of the Company in its Corporate Group, or (5) an employee of the Company in its Conference Group. An Employee who is such solely by reason of being a leased employee shall not be a Covered Employee.

     "Effective Date" means October 1, 1995, the effective date of this merged
      --------------
Plan.

     "Eligible Employee" means an Employee who has become an Eligible Employee
      -----------------
as set forth in Section 2.3, and who is a Covered Employee.

     "Employee" means an individual who is employed by a Participating Company
      --------
or an Affiliated Company. An individual who is not otherwise employed by a Participating Company or Affiliated Company shall be deemed to be employed by such Company if he is a leased employee with respect to whose services such Participating Company or Affiliated Company is the recipient within the meaning of Code section 414(n) or 414(o), but to whom Code section 414(n)(5) does not apply.

     "Employment Commencement Date" means, for any Employee, the date on which
      ----------------------------
he is first entitled to be credited with an "Hour of Service" described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Fund" means the fund established for this Plan, administered under the
      ----
Trust Agreement, out of which benefits payable under this Plan shall be paid.

     "Highly Compensated Eligible Employee" means an Eligible Employee who is
      ------------------------------------
(or is treated as) a Highly Compensated Employee.

     "Highly Compensated Employee" means the following:
      ---------------------------

     (a) Subject to Subsections (b) and (c), a Highly Compensated Employee means an Employee who:

     (1) is a five-percent owner, as defined in section 416(i) of the Code;

     (2) received more than $100,000 (as indexed) in Compensation from a Participating Company or an Affiliated Company;

     (3) received more than $66,000 (as indexed) in Compensation from a Participating Company or an Affiliated Company and was among the top 20% of Employees of all Participating Companies and Affiliated Companies ranked by Compensation (excluding, for purposes of identifying the number of Employees in the top 20%, Employees described in section 414(q)(8) of the Code to the extent permitted under the Code and regulations thereunder and elected by the Committee); or

     (4) is among the 50 officers of a Participating Company or an Affiliated Company (or, if lesser, the greater of 3 or 10% of all Employees, excluding Employees described in section 414(q)(8) of the Code, to the extent (A) permitted under the Code and regulations thereunder and (B) elected by the Committee for purposes of identifying the top 20%) and received Compensation of more than $60,000 (as indexed); provided, however, that, if no officer has satisfied the compensation requirement described above during either the current Plan Year or the immediately preceding Plan Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

     (b)  The Company may treat as Highly Compensated Employees either:

     (1) those Employees who meet the criteria in Subsection (a) of this definition during either the current Plan Year or the immediately preceding Plan Year, provided however, that an Employee, other than a five-percent owner, who was not a Highly Compensated Employee in the preceding Plan Year is a Highly Compensated Employee for the current Plan Year only if he is among the top 100 Employees of all Participating Companies and Affiliated Companies ranked by Compensation for the current Plan Year, or

     (2) those Employees who meet the criteria in Subsection (a) of this definition during the current Plan Year only, without regard to the preceding Plan Year.

     (c) If an Employee is, during the current Plan Year or the immediately preceding Plan Year, a family member of either a 5 percent owner who is an Employee or a former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked by compensation during such year, then the family member and the 5 percent owner or Highly Compensated Employee shall be treated as a single Highly Compensated Employee, and the Compensation and elective deferrals, employee contributions and employer matching contributions of such family member and 5 percent owner or Highly Compensated Employee shall be aggregated in determining the Actual Deferral Percentage and Contribution Percentage of such "single" Highly Compensated Employee. For purposes of this definition, "family member" shall include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouse of such lineal ascendants and descendants.

     (d) If the Participating Company elects the alternative described in Paragraph (b)(1) of this Section and if the Participating Companies and all Affiliated Companies so elect with respect to the Plan and with respect to all other plans, entities or arrangements of the Participating Companies and Affiliated Companies, references to the "preceding Plan Year" shall refer instead to the calendar year ending with or within the current Plan Year.

     "Hour of Service" means, for any Employee, a credit awarded with respect
      ---------------
to:

     (a)  except as provided in (b) or (c),

     (1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

     (2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

     (3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

     (4) each hour credited pursuant to Section 6.3.

     (b) For any period that includes any hours for which an Hour of Service would otherwise be credited to an Employee under (a), above, the Committee may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalencies:

     Basis Upon Which Records      Credit Granted to Individual
          Are Maintained                  For Period
     ------------------------      ----------------------------

           shift                   actual hours for full shift
           day                      10 Hours of Service
           week                     45 Hours of Service
           semi-monthly period      95 Hours of Service
           month                   190 Hours of Service

     (c) Anything to the contrary in Subsection (a) or (b) notwithstanding:

     (1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

     (2) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

     (3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

     (4) No Hours of Service shall be credited twice.

     (5) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg. (S)2530.200b-2(b) and (c).

     (6) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

     "Investment Medium" means any fund, contract, obligation, or other mode of
      -----------------
investment to which a Participant may direct the investment of the assets of his Account.

     "Limitation Year" means the Plan Year.
      ---------------

     "Matching Contributions" means the amounts contributed by the Company
      ----------------------
pursuant to Section 3.4.

     "Normal Retirement Age" means, for any Participant, the date on which he
      ---------------------
attains Age 65.

     "Normal Retirement Date" means, for any Participant, the first day of the
      ----------------------
month coincident with or next following his attainment of Normal Retirement Age.

     "Participant" means an individual for whom one or more Accounts are
      -----------
maintained under the Plan.

     "Participating Company" means the Company, The Glatfelter Pulp Wood Company
      ---------------------
and each other organization which is authorized by the Board of Directors to adopt this Plan and which adopts the Plan by action of its board of directors or other governing body.

     "Plan" means the P.H. Glatfelter Company 401(k) Savings Plan, a profit
      ----
sharing plan, as set forth herein.

     "Plan Year" means the calendar year.
      ---------

     "Prior Plans" means the Profit Sharing Plan of P.H. Glatfelter and The
      -----------
Glatfelter Pulp Wood Company (Spring Grove

Salaried Group), the Profit Sharing Plan of P.H. Glatfelter Company (Corporate Group), the Profit Sharing Plan of P.H. Glatfelter Company (Neenah Salaried Group), and the Profit Sharing Plan of P.H. Glatfelter Company (Ecusta Salaried Group), as in effect before the Effective Date of this Plan.

     "Profit Sharing Contributions" means the amounts contributed by the Company
      ----------------------------
pursuant to Section 3.5.

     "Profit Sharing Participant" means an individual who has become a Profit
      --------------------------
Sharing Participant as provided in Article II and is a Covered Employee.

     "Required Beginning Date" means, for any Participant, except as provided in
      -----------------------
a valid deferral election filed by the Participant with the Committee before January 1, 1984, and not subsequently revoked, April 1 of the calendar year next following the calendar year in which he attains Age 70-1/2.

     "Rollover Contributions" means, for any Participant, his rollover
      ----------------------
contributions as provided in Section 7.1.

     "Salary Reduction Contributions" means, for any Participant, contributions
      ------------------------------
on his behalf as provided in Section 3.1(a).

     "Separation from Service" means, for any Employee, his death, retirement,
      -----------------------
resignation, discharge or any absence that causes him to cease to be an Employee.

     "Trust Agreement" means any agreement and declaration of trust executed
      ---------------
under this Plan.

     "Trustee" means the corporate trustee or one or more individuals
      -------
collectively appointed and acting under the Trust Agreement.

     "Valuation Date" means the last day of each Plan Year and each interim date
      --------------
on which the Committee determines that a valuation of the Fund shall be made.

     "Year of Eligibility Service" means, for any Employee, a credit used to
      ---------------------------
determine his eligibility to participate under the Plan, as further described in
Section 2.2.

          "Year of Service" means, for any Employee, a credit used to determine
           ---------------
his vested status under the Plan, as further described in Section 6.2.

                                   ARTICLE II

                           ELIGIBILITY TO PARTICIPATE
                           --------------------------


          2.1  Rights Affected.  Any Employee or former Employee who is not a
               ---------------
Covered Employee on or after October 1, 1995 shall have no rights or benefits hereunder.

          2.2  Year of Eligibility Service.
               ---------------------------

          (a) An Employee shall be credited with a Year of Eligibility Service as of the close of the 12-consecutive-month period that begins on his Employment Commencement Date if he is credited with 1,000 or more Hours of Service during such period.

          (b) An Employee who is not credited with 1,000 Hours of Service during such period shall be credited with a Year of Eligibility Service as of the close of the first Plan Year beginning on or after his Employment Commencement Date in which he is credited with 1,000 or more Hours of Service.

          (c) For purposes of determining whether an Employee has completed a Year of Eligibility Service, an Employee's Hours of Service shall include his "hours of service" credited under the Prior Plans before the Effective Date.

          2.3  Eligibility to Participate - Salary Reduction Contributions.
               -----------------------------------------------------------

          (a) Each Covered Employee as of the Effective Date who was eligible to participate in one of the Prior Plans immediately prior to the Effective Date shall be an Eligible Employee as of the Effective Date.

          (b) Each Covered Employee who was not eligible to participate in one of the Prior Plans immediately prior to the Effective Date shall become an Eligible Employee on the first day of the calendar month coincident with or next following the date he completes one Year of Eligibility Service, if he is then a Covered Employee.

          (c) If an individual is not a Covered Employee on the date he would otherwise become an Eligible Employee pursuant to Subsection (b) of this Section, he shall become an Eligible Employee as of the first date thereafter on which he is a Covered Employee.

          (d) An Eligible Employee who ceases to be a Covered Employee, by Separation from Service or otherwise, and who later becomes a Covered Employee, shall become an Eligible

Employee as of the date on which he first again completes an Hour of Service as a Covered Employee.

          2.4  Election to Make Salary Reduction Contributions.  Each Eligible
               -----------------------------------------------
Employee may elect to make Salary Reduction Contributions by making an election in a form acceptable to the Committee. Such notice shall authorize the Participating Company to reduce such Eligible Employee's regular salary or Bonus Payment by an amount determined in accordance with Section 3.1 and to make Salary Reduction Contributions on such Eligible Employee's behalf in the amount of such reduction. An election with respect to a Participant's regular salary shall be effective as soon as administratively practical following receipt of his election by the Committee. An election shall be effective for a Bonus Payment if the Committee receives the Participant's election prior to the date the Bonus Payment is paid, by such time and according to rules adopted by the Committee.

          2.5  Participation in Matching Contributions.  An Eligible Employee
               ---------------------------------------
shall share in Matching Contributions under Section 3.4 for any calendar month if Salary Reduction Contributions are made on his behalf from his regular payroll salary in such calendar month and he is an Employee on the last day of such calendar month or if, during such calendar month, he retires under Article V or dies. In addition, an Eligible Employee shall share in Matching Contributions under Section 3.4 with respect to a Bonus Payment if he makes a Salary Reduction Contribution from the Bonus Payment.

          2.6  Eligibility to Participate - Profit Sharing Contributions.  Each
               ---------------------------------------------------------
Covered Employee shall become a Profit Sharing Participant if and when he becomes an Eligible Employee.

          2.7  Participation in Profit Sharing Contributions.  A Profit Sharing
               ---------------------------------------------
Participant shall share in Profit Sharing Contributions under Section 3.5 for any Plan Year during which he (1) is an Eligible Employee as of the last day of his Benefit Accrual Period for such Plan Year, and (2) completed 1,000 or more Hours of Service during the Plan Year or completed during his Benefit Accrual Period of the Plan Year a number of Hours of Service as an Eligible Employee at least equal to 83-1/3 times the number of full calendar months in his Benefit Accrual Period.

          2.8  Data.  Each Employee shall furnish to the Committee such data as
               ----
the Committee may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan.

                                  ARTICLE III

                           CONTRIBUTIONS TO THE PLAN
                           -------------------------


     3.1  Salary Reduction Contributions.
          ------------------------------

          (a) When an Eligible Employee files an election under Section 2.4 to have Salary Reduction Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such Salary Reduction Contributions. Elections will be made separately for regular payroll salary and for Bonus Payments. Subject to Section 3.8, this percentage may be between one percent (1%) and fifteen percent (15%) of such Compensation, rounded to the nearer whole percent. The Participating Company shall contribute an amount equal to such percentage of the Eligible Employee's Compensation to the Fund for credit to the Eligible Employee's Salary Reduction Account provided that such contributions may be prospectively limited as provided in Section 3.9.

          (b) Salary Reduction Contributions made on behalf of an Eligible Employee under this Plan together with elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company shall not exceed $9,240 (as adjusted in accordance with section 402(g) of the Code and regulations thereunder) for any calendar year. To the extent necessary to satisfy this limitation for any year:

          (1) elections under Subsection (a) of this Section shall be prospectively restricted; and,

          (2) after application of Subparagraph (1), the excess Salary Reduction Contributions and excess elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company (with earnings thereon, but reduced by any amounts previously distributed under Subsection (a) of Section 3.9 for the year) shall be paid to the Participant on or before the April 15 first following the calendar year in which such contributions were made.

          3.2  Change of Percentage Rate.  A Participant may without penalty
               -------------------------
change the percentage of Compensation designated by him as his contribution rate for his regular payroll salary under Subsection (a) of Section 3.1 to any percentage permitted by such Subsection, and such percentage shall remain in effect for his regular payroll salary until so changed. Any such change shall be made in a form and according to procedures determined by the Committee and shall become effective as soon as administratively practical following receipt of the change by the Committee.

          3.3  Discontinuance of Salary Reduction Contributions.  A Participant
               ------------------------------------------------
may discontinue his Salary Reduction Contributions at any time. Such discontinuance shall become effective as soon as administratively practical. A Participant who discontinues his Salary Reduction Contributions may resume his Salary Reduction Contributions by making a new election in accordance with
Section 3.2.

     3.4  Matching Contribution.
          ---------------------

          (a) Subject to Sections 3.8 and 3.10, each Participating Company shall contribute to the Fund for each calendar month an amount equal to fifty percent (50%) of all Participants' Salary Reduction Contributions from regular payroll salary for such month not in excess of six percent (6%) of each Eligible Employee's regular payroll salary, provided that such contributions may be prospectively limited as provided in Section 3.9 and provided further that the contribution under this Section shall not cause the total contributions by the Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Matching Contributions shall be credited to the Matching Contribution Accounts of Participants in proportion to their Salary Reduction Contributions from regular salary for the calendar month not in excess of six percent (6%) of each Eligible Employee's regular payroll salary for the month.

          (b) Subject to Sections 3.8 and 3.10, each Participating Company shall contribute to the Fund an amount equal to fifty percent (50%) of all Participants' Salary Reduction Contributions from each Bonus Payment not in excess of six percent (6%) of each Eligible Employee's Bonus Payment, provided that such contributions may be prospectively limited as provided in Section 3.9 and provided further that the contribution under this Section shall not cause the total contributions by the Participating Company to exceed the maximum current allowable current deduction under the applicable provisions of the Code. Matching Contributions shall be credited to the Matching Contribution Accounts of Participants in proportion to their Salary Reduction Contributions from the Bonus Payment not in excess of 6% of each Eligible Employee's Bonus Payment.

          3.5  Profit Sharing Contribution.  Each Participating Company shall
               ---------------------------
contribute to the Fund for each Plan Year such amount as it shall determine in its discretion as of the close of the Participating Company's fiscal year, provided that the contribution for any Plan Year shall not cause the total contributions by the Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Such contributions may be allocated among the

Company's profit centers according to profits credited to each profit center, and within each profit center, shall be allocated to the Profit Sharing Accounts of Profit Sharing Participants eligible to share in Profit Sharing Contributions in accordance with Section 2.7 in proportion to their Compensation for the portion of the Plan Year during which each is an Eligible Employee.

          3.6  Timing and Deductibility of Contributions.  Profit Sharing and
               -----------------------------------------
Matching Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the employer in which the Plan Year ends. All Participating Company contributions are expressly conditioned upon their deductibility for Federal income tax purposes. Amounts contributed as Salary Reduction Contributions or Rollover Contributions will be remitted to the Trustee as soon as practicable, but no later than 90 days after the date on which such contributions were received or withheld from the Participant's Compensation.

          3.7  Fund.  The contributions deposited by the Participating Company
               ----
in the Fund in accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided, that (a) in the case of a contribution made by the Participating Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Participating Company shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance, and (b) in the case of contributions made by the Participating Company which are conditioned on the initial qualification of the plan under section 401 of the Code, if the Plan is the subject of an adverse determination with respect to its initial qualification, then the Participating Company shall be entitled to a refund of said contributions, but only if application for the determination is made by the time prescribed by law for filing the Participating Company's federal income tax return for the taxable year in which the Plan is adopted or such later date as may be permitted by applicable Treasury Regulation or other applicable administrative pronouncements.

     3.8  Limitation on Salary Reduction Contributions and Matching
          ---------------------------------------------------------
Contributions.
-------------

          (a) For any Plan Year, the Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

          (1) one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for all other Eligible Employees; or

          (2)  the lesser of:

               (A) two hundred percent (200%) of the Average Actual Deferral Percentage for all other Eligible Employees; or

               (B) two percent (2%) plus the Average Actual Deferral Percentage for all other Eligible Employees.

          (b) For any Plan Year, the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

          (1)  one hundred twenty-five (125%) of the
Average Contribution Percentage for all other Eligible Employees; or

          (2)  the lesser of:

               (A) two hundred percent (200%) of the Average Contribution Percentage for all other Eligible Employees; or

               (B) two percent (2%) plus the Average Contribution Percentage for all other Eligible Employees.

          (c) For any Plan Year, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

          (1)  the sum of:

               (A) one hundred twenty-five percent (125%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

               (B)  the lesser of:

          (i) two hundred percent (200%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

          (ii) two percent (2%) plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

          (2)  the sum of:

               (A) one hundred twenty-five percent (125%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

               (B)  the lesser of:

               (i) two hundred percent (200%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

               (ii) two percent (2%) plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees.

          (d) For purposes of this Section, the Salary Reduction Contributions and Matching Contributions of any 5% owner or other Highly Compensated Employee who is one of the top 10 Employees ranked by pay (without regard to this sentence) for the Plan Year or the preceding Plan Year shall be increased by the amount of the Salary Reduction Contributions and Matching Contributions, respectively, of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) ("family member") of such Highly Compensated Employee, and the Compensation of the former shall be increased by the Compensation of the latter, and such family member and such Highly Compensated Employee shall be treated as a single Highly Compensated Eligible Employee and such family member shall not be treated as a separate Eligible Employee for purposes of applying this Section. The application of this Subsection (d) and the determination of the Actual Deferral Percentage and Contribution Percentage of such single Highly Compensated Eligible Employee shall be made in accordance with sections 414(q), 401(k) and 401(m) of the Code and regulations thereunder.

          (e) If the Plan and any other plan(s) maintained by a Participating Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section

410(b) of the Code, the limitations in Subsections (a) through (d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.

          (f) The application of this Section shall satisfy sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

          3.9  Prevention of Violation of Limitation on Salary Reduction
               ---------------------------------------------------------
Contributions and Matching Contributions.  The Committee shall monitor the level
----------------------------------------
of Participants' Salary Reduction Contributions and Matching Contributions and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company to insure against exceeding the limits of Section 3.8. To the extent practicable, the Committee may prospectively limit (i) some or all of the Highly Compensated Eligible Employees' Salary Reduction Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy subsection (a) of Section 3.8 and/or (ii) some or all of the Highly Compensated Eligible Employees' Matching Contributions to reduce the Average Contribution Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy subsection (b) of Section 3.8 and/or (iii) some or all of the Highly Compensated Eligible Employees' Salary Reduction Contributions and Matching Contributions to the extent necessary to satisfy subsection (c) of Section 3.8. If the Committee determines after the end of the Plan Year that the limits of Section 3.8 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

          (a)  (1)  (A)  The Average Actual Deferral Percentage for the
Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Subsection (a) of Section 3.8.

          (B) The reduction shall be accomplished by reducing the maximum Actual Deferral Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Actual Deferral Percentage, which shall be the highest Actual Deferral Percentage that would cause one of the tests in Subsection 3.8(a) to be satisfied, if each Highly Compensated Eligible Employee with a higher Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Eligible Employee's Salary Reduction Contributions and elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company (less any amounts previously distributed under Section 3.1 for the year) in order, beginning with the Highly Compensated

Eligible Employee(s) with the highest Actual Deferral Percentage; provided, however, that excess contributions shall be allocated to Eligible Employees who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by regulations.

          (C) Not later than the end of the Plan Year following the close of the Plan Year for which the Salary Reduction Contributions were made, the difference between a Highly Compensated Eligible Employee's Actual Deferral Percentage and the Highly Compensated Eligible Employee's adjusted maximum Actual Deferral Percentage shall be paid to the Highly Compensated Eligible Employee, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations); provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes elective deferrals for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

          (2) In lieu of or in addition to the action described in Paragraph
(a)(1) of this Section, the Participating Company may, in its sole discretion, make:

          (A) a Profit Sharing Contribution under Section 3.5, which contribution shall be allocated pro rata based on Compensation among the Profit Sharing Accounts of only those Profit Sharing Participants who are not Highly Compensated Eligible Employees; and/or

          (B) a Matching Contribution under Section 3.4, which contribution shall be allocated pro rata based on Salary Reduction Contributions among the Matching Contribution Accounts of only those Eligible Employees who are not Highly Compensated Eligible Employees,

in an amount necessary to satisfy at least one of the tests in Subsection (a) of
Section 3.8. Profit Sharing and Matching Contributions made pursuant to this Paragraph (a)(2) shall be accounted for separately, shall be 100% nonforfeitable and shall not be eligible for withdrawal under Article VIII prior to the Participant's attainment of Age 59-1/2.

          (b) (1) (A) The Average Contribution Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Subsection (b) of Section 3.8.

          (B) The reduction shall be accomplished by reducing the maximum Contribution Percentage for any Highly

Compensated Eligible Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 3.8(b) to be satisfied, if each Highly Compensated Eligible Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Eligible Employees', Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Participating Company or an Affiliated Company, in order beginning with the Highly Compensated Eligible Employee(s) with the highest Contribution Percentage; provided, however, that excess contributions shall be allocated to Eligible Employees who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed in regulations.

          (C) Not later than the end of the Plan Year following the close of the Plan Year for which such contributions were made, the difference between a Highly Compensated Eligible Employee's Contribution Percentage and the Highly Compensated Eligible Employee's adjusted maximum Contribution Percentage, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations), at the Committee's direction, shall be treated as a forfeiture of the Highly Compensated Eligible Employee's Matching Contribution for the Plan Year to the extent such contributions are forfeitable (which forfeiture shall be used to reduce future Matching Contributions), or paid to the Highly Compensated Eligible Employee to the extent such contributions are nonforfeitable; provided, however, that, for any Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

          (2) In lieu of or in addition to the action described in Paragraph
(b)(1) of this Section, the Participating Company may, in its sole discretion, make:

          (A) a Profit Sharing Contribution under Section 3.5, which contribution shall be allocated pro rata based on Compensation among the Profit Sharing Accounts of only those Profit Sharing Participants who are not Highly Compensated Eligible Employees; and/or

          (B) a Matching Contribution under Section 3.4, which contribution shall be allocated pro rata based on Salary Reduction Contributions among the Matching Contribution

Accounts of only those Eligible Employees who are not Highly Compensated Eligible Employees,

in an amount necessary to satisfy at least one of the tests in Subsection (b) of
Section 3.8. Profit Sharing and Matching Contributions made pursuant to this Paragraph (b)(2) shall be accounted for separately, shall be 100% nonforfeitable and shall not be eligible for withdrawal under Article VIII prior to the Participant's attainment of Age 59-1/2.

          (c) (1) The Average Contribution Percentage and/or the Average Actual Deferral Percentage (as determined under Subparagraph (2) below) for the Highly Compensated Eligible Employees shall be reduced to satisfy the test in Subsection (c) of Section 3.8 in a manner and to the extent determined by the Committee.

          (2) The reduction(s) shall be accomplished in the same manner as is set forth in Subsections (a) and (b) of Section 3.9, whichever is appropriate. A reduction to the Average Actual Deferral Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Salary Reduction Accounts. A reduction to the Average Contribution Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Matching Contribution Accounts. Notwithstanding the foregoing, for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes employee contributions or elective deferrals or is credited with employer matching contributions for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

          (d) If the corrective payment to a Highly Compensated Eligible Employee of his Salary Reduction Contributions pursuant to Subparagraph
(a)(1)(C) or Subsection (c) of this Section causes Matching Contributions made on his behalf for the Plan Year (excluding such Matching Contributions that were forfeited or paid to the Participant pursuant to Subsection (b)(2) or Subsection
(c) of this Section) to exceed fifty percent (50%) of his remaining Salary Reduction Contributions up to 6% of Compensation for the Plan Year, the Matching Contributions in excess of fifty percent (50%) of his Salary Reduction Contributions up to 6% of Compensation for the Plan Year that were not distributed to him shall be forfeited, and used to offset future Matching Contributions.

          (e) If the Plan and any other plan maintained by a Participating Company or an Affiliated Company are treated as a single plan pursuant to Subsection (e) of Section 3.8, the

Committee shall coordinate corrective actions under the Plan and such other plan for the year.

          3.10   Maximum Allocation.  The provisions of this Section shall be
                 ------------------
construed to comply with section 415 of the Code. In no event shall amounts allocated to a Participant's Account under the Plan exceed the limitations set forth in Section 415 of the Code which are hereby incorporated into the Plan and supersede any inconsistent provisions in this Section 3.10.

               (a) Notwithstanding anything in this Plan to the contrary, in no event shall the sum of:

          (1) any Matching Contributions, Profit Sharing Contributions, Salary Reduction Contributions and other employer contributions; any forfeitures, and any employee contributions allocated for any Limitation Year to any Participant (including any such amounts distributed pursuant to Section 3.9 but not amounts distributed pursuant to Section 3.1) under this and any other defined contribution plan maintained by the Participating Company or any 50% Affiliated Company; and

          (2) all amounts allocated to any Participant after March 31, 1984 to an individual medical account (within the meaning of Code section 415(l)(2)) which is part of a pension or annuity plan maintained by a Participating Company or any 50% Affiliated Company; and

          (3) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund maintained by a Participating Company or any 50% Affiliated Company;

exceed the lesser of $30,000, (or such other dollar limitation in effect for the Limitation Year under section 415(c)(1)(A) of the Code) or twenty-five percent (25%) of such Participant's Compensation for the Limitation Year. For any Limitation Year that is less than 12 months, the dollar limitation otherwise applicable under this paragraph shall be multiplied by fraction, the numerator of which is the number of months in the Limitation Year and the denominator of which is 12. The 25% Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code.

          (b) If the amount otherwise allocable to the Account of a Participant would exceed the amount described in Subsection (a) of this Section as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to a Participant under the limits of this Section or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant's Salary Reduction Contributions, and/or Matching Contributions and/or Profit Sharing Contributions, if any, until such amount has been exhausted, and shall take the following appropriate steps to correct such violation:

          (1) Excess Salary Reduction Contributions and earnings thereon shall be paid to the Participant as soon as is administratively feasible.

          (2) (A) While the Participant remains a Covered Employee, his excess Matching Contributions and Profit Sharing Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant's Account before any Matching Contributions or Profit Sharing Contributions, as appropriate, are made on his behalf for such Plan Year; and

          (B) When the Participant ceases to be a Covered Employee, his excess Matching Contributions and Profit Sharing Contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan.

                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS
                             ----------------------


          4.1  Accounts.  All contributions and earnings thereon may be invested
               --------
in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant and each Participant's Accounts shall be made up of subaccounts reflecting his investment elections pursuant to Section 11.5. These Accounts shall represent the Participant's individual interest in the Fund. All contributions shall be credited to Participants' Accounts as set forth in Article III, and paid to the Participants' Accounts when received by the Trustee.

          4.2  Valuation.  The value of each Investment Medium in the Fund shall
               ---------
be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund.

          4.3  Apportionment of Gain or Loss.  The value of each Investment
               -----------------------------
Medium in the Fund, as computed pursuant to Section 4.2, shall be compared with the value of such Investment Medium in the Fund as of the preceding Valuation Date. Any difference in the value, not including contributions, distributions, fees, forfeitures, transfers, loan issues, and loan repayments made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium in the Fund, and such amount shall be ratably apportioned by the Trustee on its books, among the Participants' Accounts which are invested in such Investment Medium at the current Valuation Date.

          4.4  Accounting for Allocations.  The Committee shall establish or
               --------------------------
provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article. From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

                                   ARTICLE V

                                  DISTRIBUTION
                                  ------------


          5.1  General.  The interest of each Participant in the Fund shall be
               -------
distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VIII (with respect to withdrawals) and except in the event of the termination of the Plan. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

          5.2  Separation from Service.  A Participant who has a Separation from
               -----------------------
Service for reasons other than death shall have his nonforfeitable interest in his Account paid to him or applied for his benefit in accordance with the provisions of this Article.

          5.3  Death.  If a Participant dies before his entire nonforfeitable
               -----
interest in his Account has been paid to him, his remaining nonforfeitable interest shall be paid to, or applied for the benefit of, his beneficiary in accordance with the provisions of this Article.

          5.4  Valuation for Distribution.  For the purposes of paying the
               --------------------------
amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's nonforfeitable interest shall be determined in accordance with the provisions of Article IV as of the Valuation Date coincident with or immediately preceding the date of any payment under this Article. Such amount shall be adjusted to take into account any additional contributions and forfeitures, if any, which have been or are to be allocated to the Participant's Account since that Valuation Date, and any distributions or withdrawals made since that date.

Notwithstanding the above, the Participants' Account shall be reduced if directed by the Committee by the amount necessary to repay any outstanding loan from the Plan and interest thereon to the date the Committee declares such loan satisfied, unless such loan is repaid as provided in Section 9.4(d).

          5.5  Timing of Distribution.
               ----------------------

          (a) Any Participant who has a Separation from Service for any reason other than death shall be entitled to receive his nonforfeitable interest in his Account, pursuant to the following rules:

          (1) If the Participant's nonforfeitable interest in his Account is $3,500 or less, or the Participant has attained Normal Retirement Age, the Participant's Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service.

          (2) If the Participant has not attained Normal Retirement Age and his nonforfeitable interest exceeds, or has ever exceeded at the time of any prior distribution, $3,500, his Benefit Commencement Date shall be the earliest practicable date following his Separation from Service, except that, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant that is not later than his Normal Retirement Date, at which time his nonforfeitable interest shall be automatically paid to him. A Participant's election to receive payment prior to his Normal Retirement Date may be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.

          (3) The Committee shall inform each Participant who is subject to Paragraph (a)(2) of his right to defer distribution, the material features of the forms of payment available to him, and the relative values of such forms of payment. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to his Normal Retirement Date, except that such notice may be furnished and the distribution may be paid less than 30 days prior to the date of distribution if (1) the Committee informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution and the mode in which he desires such distribution to be made, and (2) the Participant, after receiving such notice, affirmatively elects a distribution.

          (4) Notwithstanding the foregoing, the Participant's Benefit Commencement Date shall be no later than the 60th day following the close of the Plan Year in which the Participant attains his Normal Retirement Age or has a Separation from Service, whichever occurs last. In no event, however, shall a Participant's Benefit Commencement Date be later than his Required Beginning Date.

          (b) If a Participant dies before his entire nonforfeitable interest in his Account has been paid to him, his remaining nonforfeitable interest shall be distributed to his beneficiary commencing as soon as practicable following the Participant's death.

          5.6  Mode of Distribution.
               --------------------

          (a) Notwithstanding any other provision in this Article to the contrary, if the Participant's nonforfeitable interest under the Plan as of his Separation from Service or death, whichever applies, does not exceed $3,500, and has never exceeded $3,500 at the time of any prior distribution, the nonforfeitable interest of such Participant shall be paid to the Participant (or his beneficiary) in a single sum.

          (b) Except as provided to the contrary in this Article, a Participant may elect, in a form acceptable to the Committee, to have his nonforfeitable interest paid to him or applied for his benefit in accordance with either of the following modes of payment:

                    (1)  a single sum payment; or

                    (2) approximately equal monthly, quarterly or annual installments over a period not to exceed the lesser of:

          (A) the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the
Code); or

          (B) unless the sole beneficiary is the Participant's spouse, the maximum number of years determined under Schedule A;

provided, however, that in the event of the Participant's death prior to his receipt of the prescribed number of annual payments, the unpaid portion of his Account shall be paid in a single sum to his designated beneficiary.

          (c) Except as provided to the contrary in this Article, a beneficiary entitled to benefits under Section 5.3 upon the death of a Participant may elect in writing to have the Participant's non-forfeitable interest in his Account paid in accordance with either of the following modes of payment:

          (1)  a single sum payment; or

          (2) approximately equal monthly, quarterly or annual installments over a period not to exceed the life expectancy of the beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the
Code); provided, however, that:

          (A) the form of payment described in Paragraph (2) shall not be available with respect to a beneficiary that is not an individual; and

          (B) if a Participant dies on or after his Required Beginning Date, the balance of his nonforfeitable interest under the Plan, if any, shall continue to be paid to his beneficiary in the same manner as in effect prior to the Participant's death, unless the beneficiary elects to receive payment of the balance of the Participant's nonforfeitable interest in some other form permitted under this Subsection, but at a rate no less rapid than the form of payment in effect prior to the Participant's death.

Notwithstanding the foregoing, in the event that the Participant's death constitutes a default on an outstanding loan such that the unpaid balance becomes due and payable pursuant to Article IX and the beneficiary fails to repay the loan in accordance with Section 9.4(d), that portion of the Participant's Account pledged as security for the loan shall be applied to repay the loan; in which case, the beneficiary may elect to receive the balance of the Participant's Account in accordance with this Subsection.

          (d) Except as provided in this Article, a Participant or beneficiary may elect the mode of payment at any time prior to his Benefit Commencement Date. Such election shall be on a form prescribed by the Committee. If a Participant, or a beneficiary entitled to benefits under Section 5.3 upon the death of a Participant fails to make a valid election under this Section, the value of the Participant's Account shall be distributed as a single sum payment.

          5.7  Beneficiary Designation.
               -----------------------

          (a) Except as provided in this Section, a Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. If a Participant names a trust as beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

          (b) No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee.

          (c) A Participant who does not establish to the satisfaction of the Committee that he has no spouse may not designate someone other than his spouse to be his beneficiary unless:

          (1) (A) such spouse (or the spouse's legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

               (i) to the specific beneficiary or beneficiaries designated by the Participant; or

               (ii) to the Participant's right to designate any beneficiary without further consent by the spouse;

               (B) such instrument acknowledges the effect of the election to which the spouse's consent is being given; and

               (C) such instrument is witnessed by a Plan representative or notary public;

          (2)  the Participant:

               (A) establishes to the satisfaction of the Committee that his spouse cannot be located; or

               (B) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

          (3) the spouse has previously given consent in accordance with this Subsection and consented to the Participant's right to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this Subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date, and an election to which Paragraph (2) of this Subsection (c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

          (d) If a Participant has no beneficiary under Subsection (a) of this Section, if the Participant's beneficiary(ies) predecease the Participant, or if the beneficiary(ies) cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant's estate.

          5.8  Recalculation of Life Expectancy.  For purposes of Section 5.6,
               --------------------------------
life expectancies shall be determined when installments begin and shall be redetermined each year thereafter in which such a redetermination would increase the payment period (so measured) by at least one year.

          5.9  Direct Rollover of Account to Other Plan.
               ----------------------------------------

          (a) If (1) a Participant entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to Article VIII, or (2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

               (1) an individual retirement account described in section 408(a) of the Code,

               (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

               (3) a qualified defined contribution retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

               (4)  an annuity plan described in section 403(a),

all or a portion (not less than $500) of the amount to be distributed shall be so transferred.

          (b) In addition, if a Participant's surviving spouse is entitled to receive a distribution from the Plan under Section 5.3, and such surviving spouse directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

               (1) an individual retirement account described in section 408(a) of the Code, or

               (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

all or a portion (not less than $500) of the amount to be distributed shall be so transferred.

          (c) The Participant, spouse or former spouse must specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Committee, on a form and in a manner prescribed by the Committee.

          (d) Subsections (a) and (b) shall not apply to the following distributions:

               (1) any distribution which is one of a series of substantially equal payments (not less frequently than annually) over either (1) a period of 10 years or more, or (2) a period equal to the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his beneficiary, or

               (2) any distribution if the total distributions paid or payable from the Plan to the same individual during the same calendar year are reasonably expected by the Committee to be less than $200, or

               (3) that portion of any distribution after the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code, or

               (4) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

     5.10  Other Distributions.
           -------------------

          (a) Upon the sale to an entity that is not an Affiliated Company, of substantially all the assets used by a Participating Company in the trade or business of such Participating Company, a Participant who continues employment with the corporation acquiring such assets shall be entitled to have his Account paid to him.

          (b) Upon the sale by a Participating Company to an entity that is not an Affiliated Company of such Participating Company's interest in a subsidiary, a Participant who continues employment with such subsidiary shall be entitled to have his Account paid to him.

          (c) Distributions to Participants described in Subsections (a) and (b) above shall be made pursuant to the provisions of this Article as if the Participant's Separation from Service had occurred on the closing date of the sale; provided, however that no distribution shall be made under this Section unless:

               (1) it is a lump sum distribution as defined by section 402(d)(4) of the Code, without regard to clauses (i), (ii), (iii) and (iv) of subparagraph
(A), subparagraph (B), or subparagraph (H); and

               (2) the Participating Company continues to maintain the Plan.

                                   ARTICLE VI

                                    VESTING
                                    -------


     6.1  Nonforfeitable Amounts.
          ----------------------

          (a) A Participant shall have a 100% nonforfeitable interest at all times in his Salary Reduction and Rollover Accounts and in his Nonelective Contributions Account.

          (b) (1) A Participant shall have a nonforfeitable interest in his Matching Contribution and Profit Sharing Account (other than his Nonelective Contributions Account) determined in accordance with the following schedule:

     Years of Service      Nonforfeitable Interest
     ----------------      -----------------------

     less than 2 years          0 percent
     2 years                   25 percent
     3 years                   50 percent
     4 years                   75 percent
     5 years or more          100 percent

               (2) Notwithstanding the foregoing, a Participant shall have a 100% nonforfeitable interest in his entire Account upon his attainment of Normal Retirement Age or his death while an Employee.

     6.2  Years of Service for Vesting.  For the purposes of this Article, an
          ----------------------------
Employee shall be credited with a Year of Service for each calendar year during which he is credited with 1,000 or more Hours of Service, including Hours of Service after the Effective Date and "hours of service" credited under the Prior Plans before the Effective Date.

     6.3  Breaks in Service and Loss of Service.
          -------------------------------------

          (a) An Employee's Years of Service shall be cancelled if he incurs a Break in Service before his Normal Retirement Date and at a time when (1) he has no nonforfeitable interest in any of his Accounts, other than his Rollover Account or (2) he has no Account under the Plan.

          (b) Except as provided in Subsections (c) and (d) of this Section, an Employee or former Employee shall incur a Break in Service in any Plan Year in which he is not credited with more than 500 Hours of Service.

          (c) If an Employee is absent for one or more of the following reasons, then, to the extent he is not otherwise credited with Hours of Service with respect to such absence, he shall be credited with an Hour of Service, solely for purposes of Subsection (b) of this Section, for each Hour of Service with which he would have been credited if he had continued to be actively employed during the period of absence due to:

               (1) layoff for a period not in excess of one year;

               (2) leave of absence with the approval of the Committee for a period not in excess of one year, unless such period is extended by the Committee;

               (3) military service such that his right to reemployment is protected by law.

          (d) If an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee's child immediately after birth or placement in connection with adoption, such Employee shall be credited, solely for purposes of Subsection (b) of this Section, with the Hours of Service with which such Employee would have been credited but for the absence; or, if such hours cannot be determined, with eight Hours of Service per normal workday. The total number of hours to be treated as Hours of Service under this Subsection shall not exceed 501. The hours described in this Subsection shall be credited either for the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such Plan Year because the period of absence is treated as Hours of Service under this Subsection, or, in any other case, for the Plan Year next following the one in which the absence from work begins.

          (e) If an Employee is absent under a family or medical leave, to the extent required by the Family and Medical Leave Act such Employee shall be credited, solely for purposes of Subsection (b), with the Hours of Service with which such Employee would have been credited but for the absence.

     6.4  Restoration of Service.  The Years of Service of an Employee whose
          ----------------------
Years of Service have been cancelled pursuant to Section 6.3 shall be restored to his credit if he thereafter completes a Year of Service at a time when the number of his consecutive Breaks in Service is less than the greater of (a) the number of Years of Service to his credit when the first such Break in Service occurred, or (b) five.

     6.5  Forfeitures and Restoration of Forfeited Amounts upon Reemployment.
          ------------------------------------------------------------------

           (a) If a Participant who has had a Separation from Service does not thereafter complete an Hour of Service before the end of the Plan Year in which occurs the earlier of:

               (1) the date on which he receives or is deemed to receive a distribution of his entire nonforfeitable interest in his Account, which is less than 100%; or

               (2) the date on which he incurs his fifth consecutive one-year Break in Service,

his Profit Sharing Account (other than his Nonelective Contributions Account) and Matching Contribution Account shall be closed, and the forfeitable amount held therein shall be forfeited. For purposes of this Subsection (a), a Participant who has a Separation from Service at a time when his nonforfeitable interest in the Plan is zero shall be deemed to have received a distribution described in Paragraph (1) of this Subsection on the date of such Separation from Service.

          (b) Amounts forfeited from a Participant's Profit Sharing Account under Subsection (a) of this Section shall be reallocated to the Profit Sharing Accounts of Profit Sharing Participants pursuant to Section 3.5. Amounts forfeited from a Participant's Matching Contribution Account under Subsection
(a) of this Section shall be used to reduce future Matching Contributions.

          (c) If a Participant who has received (or is deemed to have received) a distribution described in Paragraph (a)(1) of this Section, whereby any part of his Account has been forfeited, again becomes a Covered Employee prior to incurring five consecutive one-year Breaks in Service, the amount so forfeited shall be restored to his new Profit Sharing Account and Matching Contribution Account, if, and only if, he repays the full amount of such distribution (if any) prior to the earlier of (1) the fifth anniversary of the date on which he subsequently becomes a Covered Employee or (2) the first date the Participant incurs five consecutive one-year Breaks in Service following the date of the distribution; provided, however, that a Participant described in the preceding sentence who is deemed to receive a distribution of his entire nonforfeitable interest shall be deemed to repay such distribution on the date he again becomes a Covered Employee. Amounts restored under this Subsection shall be charged against the following amounts in the following order of priority: (A) forfeitures for the Plan Year, (B) income or gains to the Plan, and (C) Company contributions for the Plan Year. If the foregoing amounts are insufficient, the

Participating Company by whom such Participant is reemployed shall make any additional contribution necessary to accomplish the restoration.

          (d) If a Participant has received a distribution under the Plan, other than a distribution of his entire nonforfeitable interest in his Account upon his Separation from Service, at a time when he has less than a 100% nonforfeitable interest in his entire Account and prior to the date on which he incurs his fifth consecutive one-year Break in Service, his nonforfeitable interest in his Account at all times prior to the date on which he incurs his fifth consecutive one-year Break in Service, shall be the difference between:

               (1) the amount his nonforfeitable interest would have been if he had not received the distribution; and

               (2) the amount to which the distribution would have increased or decreased if it had remained in the Fund.

Immediately after the Participant has five consecutive one-year Breaks in Service, his nonforfeitable interest determined under this Subsection, if in excess of zero, shall be established as a separate account, and he shall at all times have a nonforfeitable interest therein. If the Participant is later reemployed as a Covered Employee, any allocations to him shall be credited to a new account, and his nonforfeitable interest therein shall be determined under
Section 6.1.

          (e) If a Participant has had five consecutive one-year Breaks in Service and again becomes a Covered Employee, the amount forfeited under Subsection (a) of this Section shall not be restored to his new Profit Sharing Account and Matching Contribution Account under any circumstances.

                                  ARTICLE VII

                      ROLLOVER CONTRIBUTIONS AND TRANSFERS
                      ------------------------------------


     7.1  Rollover Contributions.
          ----------------------

          (a) Subject to the restrictions set forth in Subsection (b), a Covered Employee may transfer or have transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan.

          (b) The Trustee shall not accept a distribution from any other qualified retirement plan unless the following conditions are met:

               (1) (A) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or

                   (B) it must come from the Employee within 60 days after the Employee receives a distribution from such other qualified retirement plan and must comply with the provisions of section 402(c), 403(a)(4), or 408(d)(3) of the Code, whichever applies;

               (2) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

               (3) the interest being transferred shall not include assets from any plan to the extent that the Committee determines that the transfer of such interest (A) would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder or (B) would otherwise result in the elimination of Code section 411(d)(6) protected benefits or (C) would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply; and

               (4) the interest being transferred shall not contain nondeductible contributions or employee after-tax contributions made to the distributing plan by the Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan.

          (c) The distributions transferred by or for a Covered Employee from another qualified retirement plan shall be credited to the Employee's Rollover Account. An Employee shall be fully vested at all times in his Rollover Account. An Employee's Rollover Account shall be distributed as otherwise provided under the Plan.

     7.2  Transfers from Hourly Plan.  A Participant who has been an Eligible
          --------------------------
Employee for twelve months shall have his account, if any, in the Profit Sharing Plan of P.H. Glatfelter Company and the Glatfelter Pulp Wood Company (Spring Grove Hourly Group) transferred to this Plan, if he is an Eligible Employee at such time. Amounts transferred attributable to "nonelective contributions" to that plan shall be credited to the Participant's Nonelective Contributions Account and amounts transferred attributable to "elective contributions" to that plan shall be credited to the Participant's Elective Contributions Account. A Participant's years of participation under the Profit Sharing Plan of P.H. Glatfelter Company and the Glatfelter Pulp Wood Company (Spring Grove Hourly Group) shall count as years of participation under this Plan.

                                  ARTICLE VIII

                                  WITHDRAWALS
                                  -----------


     8.1  Emergency and Financial Hardship Withdrawals.
          --------------------------------------------

          (a) A Participant may withdraw, under the rules set forth in Subsections (b) through (e) of this Section, the following amounts which shall be charged against his Account in the following order:

               (1)  his Rollover Account;

               (2) his Nonelective Contribution Account, other than Nonelective Contributions (and income thereon) counted in the Participant's actual deferral percentage for any year;

               (3) his Matching Contribution Account, other than Matching Contributions (and income thereon) counted in the Participant's Actual Deferral Percentage for any Plan Year;

               (4) the remaining portion of his Profit Sharing Account, other than Profit Sharing Contributions or Nonelective Contributions (and income thereon) counted in the Participant's actual deferral percentage for any year;

               (5) his Elective Contributions Account less any earnings credited after December 31, 1988; and

               (6) his Salary Reduction Contributions under this Plan,

less amounts previously withdrawn therefrom, by submitting his request in a form acceptable to the Committee.

          (b) A withdrawal under Subsection (a) of this Section shall be permitted only if the Committee finds that:

               (1) it is made on account of immediate and heavy financial need for either an "emergency" as defined in Subsection (c) or a "financial necessity" as defined in Subsection (d) of this Section; and

               (2) it is necessary (as defined in Subsection (e) of this Section) to satisfy such immediate and heavy financial need.

          (c) A withdrawal under Subsection (a) will be deemed to be on account of an immediate and heavy financial need if the Participant requests such withdrawal on account of an "emergency," which shall mean the need for funds resulting from:

               (1)  (A)  Unreimbursed medical expenses, or

                    (B) Income loss due to the inability or decreased ability of the Participant or his spouse to perform his or her job,

as a result of an accident or illness of the Participant, his spouse or dependent;

               (2) Loss of income due to death of the Participant's spouse;

               (3) Catastrophic damage to real or personal property of the Participant where uninsured damage exceeds $5,000;

               (4) Such other circumstances or events in the nature of an unanticipated emergency as may be prescribed by the Secretary of the Treasury or his delegate.

          (d) A withdrawal under Subsection (a) will be deemed to be on account of an immediate and heavy financial need if the Participant has been a Participant for at least five Plan Years, including years of participation in the Prior Plans and in the Profit Sharing Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Hourly Group) and the Participant requests such withdrawal on account of a "financial necessity". A "financial necessity" shall mean the need for funds resulting from the following, except that his Elective Contributions Account and Salary Reduction Contributions may be withdrawn only for reasons (1), (2) or (3):

               (1) For costs directly related to the purchase (excluding mortgage payments) of the Participant's principal residence;

               (2) To prevent eviction from or the foreclosure on the mortgage on the Participant's principal residence;

               (3) To pay tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, or dependents (as defined in section 152 of the Code);

               (4) To complete major home maintenance or improvements costing $1,000 or more;

               (5) To pay debts of $1,000 or more which are substantially in excess of the Participant's assets or income;

               (6) To pay expenses of $1,000 or more related to divorce and other legal settlements;

               (7) To pay funeral expenses of $1,000 or more for a member of the Participant's immediate family;

               (8) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

          (e) (1) A withdrawal under Subsection (a) shall be necessary if the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need that cannot be satisfied from other resources reasonably available to the Participant. The amount of an immediate and heavy financial need shall include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. The determination as to whether a withdrawal is necessary shall be made on the basis of all relevant facts and circumstances, in accordance with applicable governmental regulations. The withdrawal shall generally be considered necessary, unless the Committee has actual knowledge to the contrary, if the Committee relies on the Participant's written representation that the financial need cannot reasonably be relieved:

                    (A) through reimbursement or compensation by insurance or otherwise;

                    (B) by reasonable liquidation of the Participant's assets (including those assets of his spouse and minor children that are reasonably available to the Participant), to the extent such liquidation would not itself cause an immediate and heavy financial need;

                    (C) by cessation of Salary Reduction Contributions; or

                    (D) by:

                        (i) other withdrawals under this Article or under any other employee benefit plan in which the Participant has an interest;

                        (ii) nontaxable loans under Article IX or under any other employee benefit plan in which the Participant has an interest; or

                        (iii) loans from commercial sources on reasonable commercial terms.

          (2) Alternatively, a withdrawal under Subsection (a) of his Elective Contributions Account or his Salary Reduction Contributions shall be deemed to be necessary if:

                    (A) the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

                    (B) the Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Participating Company and all Affiliated Companies; and

                    (C) the Participant agrees in writing to be bound by the following rules:

                        (i) If a Participant withdraws any amount from his Salary Reduction Account pursuant to Subsection (a), or withdraws any elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant's being subject to rules similar to those stated in this Subsection (e)(2), such Participant:

                        (ii) may not make Salary Reduction Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code) maintained by the Participating Company or an Affiliated Company for a period of 12 months commencing on the date of his receipt of the withdrawal; and

                        (iii) in the calendar year next following the calendar year of such withdrawal, may not make Salary Reduction Contributions or elective deferrals under any other qualified retirement plan maintained by the Participating Company or an Affiliated Company in excess of:

                            a) the dollar amount described in Subsection (b) of
Section 3.1 for such year, minus

                            b) the total Salary Reduction Contributions under
this Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

     8.2  Other Withdrawals.
          -----------------

          (a) A Participant who was a participant in one of the Prior Plans immediately before the Effective Date may make withdrawals from his Nonelective Contributions Account and Elective Contributions Account subject to the following rules: during his fifth consecutive Plan Year as a Participant and on or before December 15 thereof, and during each tenth consecutive Plan Year thereafter, he may elect to withdraw in a single sum either 50% or 100% of the portion of his Account attributable to (A) Nonelective Contributions which were pre-1980 elective deferrals, for members of the Spring Grove Salaried Group or the Corporate Group or a former Participant in the Profit Sharing Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Hourly Group), and (B) other Nonelective Contributions which have not been counted in Participant's actual deferral percentage test. For purposes of this paragraph a Participant's years of participation in the Prior Plans and in the Profit Sharing Plan of P.H. Glatfelter Company and the Glatfelter Pulp Wood Company (Spring Grove Hourly Group) shall be taken into account, and years of participation in the Ecusta Corporation Savings and Investment Plan or the Olin Thrift Plan shall not be taken into account.

          (b) An election authorized under Paragraph (a) shall be filed with the Committee in a form acceptable to the Committee on or before December 31 of the Plan Year during which authorized; provided, however, that, if the Participant's Account exceeds, or has exceeded at the time of any prior distribution, $3,500, such election may not be made earlier than 90 days prior to the date of withdrawal and any election so filed shall be irrevocable; except that distribution may be paid within 30 days following the election if (1) the Committee informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution and the mode in which he desires such distribution to be made, and (2) the Participant, after receiving such notice, affirmatively elects a distribution. If a Participant fails to make a timely election during a Plan Year in which authorized, all amounts in his Account shall remain in the Fund to the credit of his Account and subject to withdrawal only as otherwise authorized by this Article VIII.

     8.3  Amount and Payment of Withdrawals.  The amount of any withdrawal will
          ---------------------------------
be determined on the basis of the value of the Participant's Account and the sum of the Participant's Salary

Reduction Contributions valued as of the Valuation Date coincident with or immediately preceding the date of the withdrawal. Payment will be made in a single sum. Any withdrawal requested under this Section shall be paid as soon as practicable following the Committee's determination that the requested withdrawal complies with the terms and conditions set forth in this Section.

     8.4  Withdrawals Not Subject to Replacement.  A Participant may not replace
          --------------------------------------
any portion of his Accounts withdrawn under this Plan.

     8.5  Pledged Amounts.  No amount that has been pledged as security for a
          ---------------
loan under Article IX may be withdrawn under this Article.

     8.6  Investment Medium to be Charged with Withdrawal.  Distribution
          -----------------------------------------------
will be made out of the Participant's interest in the various Investment Media in proportion to the Participant's share in such Investment Media.

                                   ARTICLE IX

                             LOANS TO PARTICIPANTS
                             ---------------------


     9.1  Loan Application.  Each Participant who is an Employee of a
          ----------------
Participating Company may apply for a loan from the Plan. All applications shall be made to the Committee in a form acceptable to the Committee and according to procedures adopted by the Committee, and the Committee shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article.

     9.2  Loan Approval.  The Committee shall have the right to reject a loan
          -------------
application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant's credit worthiness and financial need or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Committee determines necessary to safeguard the Fund.

     9.3  Amount of Loan.
          --------------

          (a) In no event shall a Participant be permitted to have more than one loan the purpose of which is to acquire a personal residence and two other loans outstanding at any time from this Plan. The minimum amount of any loan shall be $1,000. The Plan may deduct from a Participant's Account a fee for processing a loan. In no event shall the loan amount exceed fifty percent (50%) of the value of the vested portion of the Participant's Account determined as of the Valuation Date immediately preceding the date on which the loan application is received by the Committee.

          (b) The amount of any loan, when added to the amount of a Participant's outstanding loans under the Plan and all other plans qualified under section 401(a) of the Code which are sponsored by the Participating Company or any Affiliated Company shall not exceed the lesser of:

               (1) $50,000, reduced by the excess (if any) of:

                    (A) the Participant's highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

                    (B) the outstanding balance of loans made to the Participant on the date such loan is made to the Participant; or

               (2) fifty percent (50%) of the value of the Participant's nonforfeitable Account.

     9.4  Terms of Loan.
          -------------

          (a) The interest rate on loans shall be: (1) determined by the Committee, (2) at least commensurate with rates charged for similar loans by entities in the business of making loans, and (3) adjusted from time to time as circumstances warrant. Security for each loan granted pursuant to this Article shall be, to the extent necessary, the currently unpledged portion of the Participant's Rollover Account, next, the vested portion of the Participant's Matching Contribution Account and Profit Sharing Account, and finally the Participant's Salary Reduction Account. The loan shall be charged against and repaid to the Participant's Account in the preceding order. In no event shall more than fifty percent (50%) of the Participant's vested Account as of the date the loan is made be used as security for the loan.

          (b) Each loan shall be evidenced by the Participant's execution of a personal installment note on such form as shall be supplied by the Committee. Each such note shall specify that, to the extent repayment is not required sooner by the terms of Subsection (d) of this Section, repayment shall be included in installments not to exceed 60 months from the date on which the loan is distributed; however, if the purpose of the loan is to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant, the period of repayment may be as long as, but shall not exceed, 180 months. All loans from the Plan shall be non-renewable. Each note shall also specify the interest rate as determined by the Committee at the time the loan is approved.

          (c) All loans shall be repaid in approximately equal installments (not less frequently than quarterly) through payroll deductions or in such other manner as the Committee may determine. A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the then outstanding balance, plus interest accrued to the date of payment. The amount of principal and interest repaid by a Participant shall be credited to a Participant's Account as each repayment is made.

          (d)  If, and only if:

               (1)  the Participant dies;

               (2) the Participant has a Separation from Service or otherwise ceases to be a Covered Employee;

               (3) the Compensation of a Participant who is an Employee is discontinued or decreased below the amount necessary to amortize the loan and such status continues for more than one year;

               (4) the loan is not repaid by the time the note matures including any extensions pursuant to Subsection (d);

               (5) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Committee;

               (6) the Participant fails to pay any installment of the loan when due and the Committee elects to treat such failure as default;

               (7) any other event occurs which the Committee, in its sole discretion, believes may jeopardize the repayment of the loan;

before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable. The Participant (or his beneficiary, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance of the loan within such time as may be specified in the note. If the loan and interest are not repaid within the time specified, the Committee shall satisfy the indebtedness from the amount of the Participant's vested interest in his Account as provided in Section 9.5 before making any payments otherwise due hereunder to the Participant or his beneficiary.

     9.5  Enforcement.  The Committee shall give written notice to the
          -----------
Participant (or his beneficiary in the event of the Participant's death) of an event of default described in Subsection (d) of Section 9.4. If the loan and interest are not paid within the time period specified in the notice, the Participant's Account shall be used to reduce the Participant's indebtedness at such time as the Participant is entitled to a distribution under Article V or a withdrawal under Article VIII from such Accounts. Such action shall not operate as a waiver of the rights of the Company, the Committee, the Trustee, or the Plan under applicable law.

     9.6  Additional Rules.  The Committee may establish additional rules
          ----------------
relating to Participant loans under the Plan, which rules shall be applied on a uniform and non-discriminatory basis.

                                   ARTICLE X

                                 ADMINISTRATION
                                 --------------


     10.1   Committee.  The Committee shall be the named fiduciary which shall
            ---------
control and manage the operation of the Plan and shall administer the Plan. The members of the Committee shall be appointed by the Board of Directors. The Committee members may, but need not, be Employees, and they shall serve at the pleasure of the Company. The Committee shall be entitled to reimbursement of expenses, but those members of the Committee who are also Employees of a Participating Company shall receive no compensation for their service on the Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company.

     10.2   Duties and Powers of Committee.  In addition to the duties and
            ------------------------------
powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

          (a) to retain such consultants, accountants and attorneys as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants and attorneys may be the same as those retained by the Company;

          (b) to decide appeals under this Article;

          (c) to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

          (d) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

          (e) to construe and interpret and supply omissions with respect to the provisions of the Plan;

          (f) to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

          (g) to evaluate administrative procedures; and

          (h) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee.

Any decisions and determinations made by the Committee pursuant to its duties and powers described in the Plan shall be conclusive and binding upon all parties. The Committee shall have sole discretion in carrying out its responsibilities. The expenses incurred by the Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Committee or may be paid by the Committee and reimbursed by the Plan. Expenses payable by the Plan and chargeable to a Participant's Account may be charged to the individual Account. The Participating Companies shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by a Participating Company on one occasion shall not bind that Participating Company to pay any similar expenses on any subsequent occasion.

     10.3   Functioning of Committee.  The Committee and those persons or
            ------------------------
entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations, and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

     10.4 Disputes.
          --------

          (a) If the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

               (1) the specific reasons for the denial;

               (2) specific reference to the pertinent Plan provisions on which the denial is based;

               (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

               (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

Such notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

          (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Subsection (b) shall be the exclusive means for contesting a decision denying benefits under the Plan.

     10.5 Indemnification.  Each member of the Committee, and any other
          ---------------
person who is an Employee or director of a Participating Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Participating Company.

                                   ARTICLE XI

                                    THE FUND
                                    --------


     11.1   Designation of Trustee.  The Company, by appropriate resolution of
            ----------------------
its Board of Directors, if any, shall name and designate a Trustee and shall enter into a Trust Agreement. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

     11.2   Exclusive Benefit.  Prior to the satisfaction of all liabilities
            -----------------
under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

     11.3   No Interest in Fund.  No person shall have any interest in or right
            -------------------
to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

     11.4   Trustee.  The Trustee shall be the named fiduciary with respect to
            -------
management and control of Plan assets held by it and, except as provided in
Section 11.5, shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

     11.5   Investments and Voting of Shares.
            --------------------------------

          (a) Except as provided in Subsection (e) of this Section, the Trustee shall invest Salary Reduction Contributions, Rollover Contributions, and Profit Sharing Contributions paid to it and income thereon in such Investment Media, including shares of stock of the Company, as each Participant may select in accordance with this Section. The Trustee shall invest Matching Contributions and income thereon in common stock of the Company, except that a Participant may make an investment election with respect to the portion of his Matching Contribution Account that has been held under the Plan for at least twelve months, and the Trustee shall invest the Matching Contribution Account in accordance with such election. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

          (b) Except as provided in Subsections (a) and (e) of this Section, a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected. Except as otherwise provided in Subsection
(a), if a Participant fails to make an election pursuant to this Section, amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the Committee. A Participant may amend such selection by giving prior notice to the Trustee, in a form acceptable to the Trustee and according to procedures determined by the Committee. Such amendments will be subject to the other requirements of this Section.

          (c) The Trustee shall vote shares of stock of the Company pursuant to instructions from Participants, for which purpose the Trustee shall aggregate fractional shares and vote them in proportion to instructions from Participants with respect to whole shares. Shares for which no instructions are received shall not be voted.

          (d) The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

          (e) The Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

                                  ARTICLE XII

                      AMENDMENT OR TERMINATION OF THE PLAN
                      ------------------------------------


     12.1   Power of Amendment and Termination.
            ----------------------------------

          (a) It is the intention of each Participating Company that this Plan will be permanent. However, each Participating Company reserves the right to terminate its participation in this Plan at any time by or pursuant to action of its board of directors or other governing body. Furthermore, the Company reserves the power to amend or terminate the Plan at any time by or pursuant to action of the Board of Directors.

          (b) Each amendment to the Plan shall be binding on each Participating Company if such Participating Company, by or pursuant to action by its board of directors or other governing body, (1) consents to such amendment at any time; or (2) fails to object thereto within thirty days after receiving notice thereof.

          (c) Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors or its delegate. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a simplified employee pension plan as defined in section 408(k) of the
Code), Accounts shall be distributed in accordance with applicable law.

     12.2   Merger.  The Plan shall not be merged with or consolidated
            ------
with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

                                  ARTICLE XIII

                              TOP-HEAVY PROVISIONS
                              --------------------


     13.1   General.  The following provisions shall apply automatically to the
            -------
Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

     13.2   Definitions.  The following definitions shall supplement those set
            -----------
forth in Article I of the Plan:

            (a) "Aggregation Group" means this plan and each other qualified
                 -----------------
retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an Affiliated Company:

               (1) in which a Key Employee is a participant; or

               (2) which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

               (3) without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of sections 401(a)(4) and 410 of the Code.

          (b) "Determination Date" means, for any Plan Year, the last day of the
               ------------------
preceding Plan Year, except that for the first Plan Year it means the last day thereof.

          (c) "Key Employee" means, with respect to any Plan Year:
               ------------

               (1) any Employee or former Employee who at any time during the 60-month period ending on the Determination Date was:

                    (A) an officer of a Participating Company having Compensation for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the greatest number of Employees employed by all Participating Companies and all Affiliated Companies during such 60-month period, but excluding employees described in section 414(q)(8) of the Code) shall be treated as officers; or

                    (B) one of the 10 Employees having Compensation greater than the amount described in section 415(c)(1)(A) of the Code and owning (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in any Participating Company or Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Participating Company or Affiliated Company, the total number of individuals described in this Subparagraph (B) being limited to 10 for the entire 60-month period; or

                    (C) a five-percent (5%) owner of a Participating Company; or

                    (D) a one-percent (1%) owner of a Participating Company having Compensation in excess of $150,000; or

               (2) a beneficiary of an individual described in Paragraph (1) of this Subsection.

For purposes of this Subsection, Compensation shall include elective deferrals under sections 125, 402(a)(8), 402(h) and 403(b) of the Code. Determinations under this Subsection shall be made in accordance with section 416(i) of the Code.

          (d) "Key Employee Ratio" means, for any Determination Date, the ratio
               ------------------
of the amount described in Paragraph (1) of this Subsection to the amount described in Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this Subsection, where:

               (1) the amount described in this Paragraph is the sum of:

                    (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group;

                    (B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group; and

                    (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key

Employee during the period of five Plan Years ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

               (2) the amount described in this Paragraph is the sum of:

                    (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group;

                    (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group; and

                    (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date; and

               (3) the amount described in this Paragraph is the sum of:

                    (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company;

                    (B) any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and

                    (C) for Plan Years beginning after December 31, 1984, any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who has not performed any services for any Participating Company during the five-year period ending on the Determination Date.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

          (e) "Non-Key Employee" means, for any Plan Year:
               ----------------

               (1) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

               (2) a beneficiary of an individual described in Paragraph (1) of this Subsection.

          (f) "Super Top-Heavy Plan" means, for any Plan Year, each plan in the
               --------------------
Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

          (g) "Top-Heavy Compensation" means, for any Participant for any Plan
               ----------------------
Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding:

               (1) Compensation for Plan Years ending prior to January 1, 1984; and

               (2) Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

          (h) "Top-Heavy Plan" means, for any Plan Year, each plan in the
               --------------
Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

          (i) "Year of Top-Heavy Service" means, for any Participant, a Plan
               -------------------------
Year in which he completes 1,000 or more Hours of Service, excluding:

               (1) Plan Years commencing prior to January 1, 1984; and

               (2) Plan Years in which the Plan is not a Top-Heavy Plan.

     13.3   Minimum Contribution for Non-Key Employees.
            ------------------------------------------

          (a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is an Employee on the last day of such Plan Year will receive a total minimum Participating Company or Affiliated Company contribution (including forfeitures) under all plans described in Paragraphs (a)(1) and (a)(2) of Section 13.2 of not less than three percent (3%) of the Eligible Employee's Compensation for the Plan Year. Elective deferrals and employer matching contributions to such plans shall not be used to meet the minimum contribution requirements of this Subsection.

          (b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

          (c) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and (a)(2) of Section 13.2, the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall not receive the minimum contribution described in this Section if he has the minimum benefit required by section 416 of the Code under the defined benefit Top-Heavy Plan.

     13.4  Social Security.  The Plan, for each Plan Year in which it is a Top-
           ---------------
Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

     13.5   Adjustment to Maximum Benefit Limitation.
            ----------------------------------------

          (a) For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election to amend the Plan to provide the minimum contribution described in Subsection (c), the 1.25 factor in the defined benefit and defined contribution fractions described in section 415(e) of the Code shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to his accounts under any defined contribution plan.

          (b) In the case of any Top-Heavy Plan to which section 415(e)(6) of the Code applies, "$41,500" shall be substituted for "$51,875" in the calculation of the numerator of the transition fraction.

          (c) If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group also includes a defined benefit plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in section 415(e)(3) of the Code. In the event of such election, the minimum contribution described in Section 13.3(a) for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Section 13.3(c) for each Non-Key Employee who is covered under a defined benefit plan (but who does not have a minimum benefit under the defined benefit plan equal to the lesser of (1) three percent (3%) of his Top-Heavy Compensation multiplied by his Years of Top-Heavy Service or (2) thirty-percent (30%) of his Top-Heavy Compensation) shall be increased to seven and one-half percent (7-1/2%).

                                  ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------


     14.1  No Employment Rights.  Neither the action of the Company in
           --------------------
establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

     14.2  Governing Law.  Except to the extent superseded by ERISA, all
           -------------
questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

     14.3  Severability of Provisions.  If any provision of this Plan is
           --------------------------
determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

     14.4  No Interest in Fund.  No person shall have any interest in, or right
           -------------------
to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

     14.5  Spendthrift Clause.  No benefit payable at any time under this Plan
           ------------------
and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for
(1) a Federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a qualified domestic relations order. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

     14.6  Incapacity.  If the Committee deems any Participant who is entitled
           ----------
to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Committee to be qualified to receive and disburse such payments for the Participant's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Committee, the Trustee, and the Fund.

     14.7   Withholding.  The Committee and the Trustee shall have the right to
            -----------
withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

     14.8  Missing Persons.  Neither the Trustee nor any Participating Company
           ---------------
shall be obliged to search for or ascertain the whereabouts of any individual entitled to benefits under the Plan. Any individual entitled to benefits under the Plan who does not file a timely claim for his benefits will be allowed to file a claim at any later date, and payment of his benefits will commence after that later date, except that, in the event the Participating Company is satisfied that a Participant has no spouse or that a Participant's spouse cannot be located (as described in Section 5.7, and the Participant is in fact married or the spouse is later located, whichever is applicable, such spouse shall not be deemed an individual entitled to benefits under the Plan.

                                  ARTICLE XVI

                           RIGHTS OF ALTERNATE PAYEES
                           --------------------------



     15.1   General.  Except as otherwise provided in this Article, an Alternate
            -------
Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order. Notwithstanding the foregoing, an Alternate Payee shall have the right to appeal the denial of a claim for any benefits awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order, as provided in Section 10.4. Any interest of an Alternate Payee in the Account of a Participant, other than an interest payable solely upon the Participant's death pursuant to a Qualified Domestic Relations Order which provides that the Alternate Payee shall be treated as the Participant's surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

     15.2   Distribution.
            ------------

          (a) Notwithstanding anything in this Plan to the contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be distributed immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the benefits shall be distributed to the Alternate Payee immediately.

          (b) If a Qualified Domestic Relations Order does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under Article V, except that benefits to be paid in installments may not be paid over a period exceeding the life expectancy of the Alternate Payee, determined as of the date of the first distribution.

          (c) If the Qualified Domestic Relations Order does not specify the Investment Media from which amounts shall be paid to an Alternate Payee, such amounts shall be distributed from the Investment Media in which such Accounts are invested on a pro rata basis.

     15.3   Withdrawals.  Unless a Qualified Domestic Relations Order provides
            -----------
to the contrary, an Alternate Payee shall not be permitted to make any withdrawals under Article VIII.

     15.4   Death Benefits.  Unless a Qualified Domestic Relations Order
            --------------
provides to the contrary, an Alternate Payee shall have the right to designate a beneficiary, in the same manner as provided in Section 5.7 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a beneficiary, or if the beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

     15.5   Investment Direction.  Unless a Qualified Domestic Relations Order
            --------------------
provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner as provided in Article XI with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

     Executed this ____ day of _________________, 1995.

                                        P. H. GLATFELTER COMPANY


                                        By:___________________________



Attest:________________________
     Secretary

                                   SCHEDULE A
                 MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLE

     Age of Participant
     in calendar year
     preceding Required
     Beginning Date              Maximum Years Remaining
     ------------------          -----------------------

     70...................................26.2
     71...................................25.3
     72...................................24.4
     73...................................23.5
     74...................................22.7
     75...................................21.8
     76...................................20.9
     77...................................20.1
     78...................................19.2
     79...................................18.4
     80...................................17.6
     81...................................16.8
     82...................................16.0
     83...................................15.3
     84...................................14.5
     85...................................13.8
     86...................................13.1
     87...................................12.4
     88...................................11.8
     89...................................11.1
     90...................................10.5
     91................................... 9.9
     92................................... 9.4
     93................................... 8.8
     94................................... 8.3
     95................................... 7.8
     96................................... 7.3
     97................................... 6.9
     98................................... 6.5
     99................................... 6.1
    100................................... 5.7
    101................................... 5.3
    102................................... 5.0
    103................................... 4.7
    104................................... 4.4
    105................................... 4.1
    106................................... 3.8
    107................................... 3.6
    108................................... 3.4
    109................................... 3.2
    110................................... 2.8
    111................................... 2.6
    112................................... 2.4
    113................................... 2.2
    114................................... 2.0
    115 and older......................... 1.8